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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☑ Definitive Proxy Statement
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HMN Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1016 Civic Center Drive N.W.
Rochester, Minnesota 55901-6057
(507) 535-1200
March 20, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Rochester Golf & Country Club, located at 3100 W. Country Club Road, Rochester, Minnesota on Tuesday, April 25, 2006 at 10:00 a.m., local time.

The Secretary’s Notice of Annual Meeting and the Proxy Statement that follow describe the matters to come before the meeting. During the meeting, we also will review the activities of the past year and items of general interest about our company.

We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please vote your proxy by telephone or mark, date and sign the enclosed proxy card and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the Annual Meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

Sincerely,

Michael McNeil
President and Chief Executive Officer

HMN FINANCIAL, INC.

Notice of Annual Meeting of Stockholders
to be held on April 25, 2006

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of HMN Financial, Inc. (the “Company”) will be held at the Rochester Golf & Country Club, located at 3100 W. Country Club Road, Rochester, Minnesota, at 10:00 a.m., local time, on April 25, 2006.

A Proxy Card and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.	the election of three directors of the Company;

2.	the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006; and

such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. As of the date of this Notice, the Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on February 28, 2006 are the stockholders entitled to receive notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

A complete list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, between 9:00 a.m. and 5:00 p.m. central time, at HMN Financial, Inc., 1016 Civic Center Drive NW, Rochester, Minnesota 55901-6057 for a period of ten days prior to the Meeting.

Your proxy is important to ensure a quorum at the Meeting. Even if you own only a few shares, and whether or not you expect to be present at the Meeting, please vote your proxy by telephone or mark, date and sign the enclosed proxy card and return it in the accompanying postage-paid reply envelope as quickly as possible. You may revoke your proxy at any time prior to its exercise, and returning your proxy will not affect your right to vote in person if you attend the Meeting and revoke the proxy.

By Order of the Board of Directors

Cindy K. Hamlin
Secretary
Rochester, Minnesota
March 20, 2006

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the “Board”) of HMN Financial, Inc. (the “Company”) of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”), which will be held at the Rochester Golf & Country Club, located at 3100 W. Country Club Road, Rochester, Minnesota, on April 25, 2006 at 10:00 a.m., local time, and any adjournments or postponements of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about March 20, 2006.

Certain information provided herein relates to Home Federal Savings Bank (the “Bank”), a wholly owned subsidiary of the Company.

Voting of Proxies

All shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), represented at the Meeting by properly executed proxies, duly delivered to the Secretary of the Company prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions specified on the proxies. If no instructions are indicated, properly executed proxies will be voted “FOR” the nominees for director listed below and “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm. As of the date of this Proxy Statement, the Board does not know of any matters, other than those described in the Notice of Annual Meeting and this Proxy Statement, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have, to the extent permitted by law, the discretion to vote on such matters in accordance with their best judgment.

Required Vote

Provided a quorum is present at the Meeting, (i) directors shall be elected by a plurality of the votes cast at the Meeting and (ii) a majority of the votes cast shall be the act of the stockholders with respect to all other matters considered at the Meeting. If you do not vote your shares, you will not have a say in the important issues to be presented at the Meeting.

Effect of Abstentions and “Broker Non-Votes”

If stockholders indicate on their proxy that they wish to abstain from voting on a particular proposal, including brokers holding their customers’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the Meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be considered cast with respect to the proposal for which they abstain from voting and will not be taken into account in determining the outcome of any of those proposals.

If a stockholder does not give a broker holding the stockholder’s shares instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the election of directors and the ratification of KPMG LLP as the Company’s independent registered public accounting firm. Brokers cannot vote on their customers’ behalf on “non-routine” proposals. These rules apply to the Company notwithstanding the fact that shares of the Company’s Common Stock are traded on The NASDAQ National Market. If a broker votes shares that are unvoted by its customers for or against a “routine” proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of the “routine” proposals on which they cast. Shares held by a broker on behalf of a stockholder will not be considered cast with respect to any “non-routine” proposals and will not be taken into account in determining the outcome of any of “non-routine” proposals.

Quorum and Adjournment of Meeting

One third of the shares of the Common Stock outstanding and entitled to vote shall constitute a quorum for purposes of the Meeting. If a quorum is not present at the Meeting, the chairman of the Meeting, or the stockholders present, by vote of a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote, may adjourn the Meeting, and at any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the Meeting as originally called.

Revocation of Proxies

A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with Cindy K. Hamlin, the Secretary of the Company, at or before the Meeting a written notice of revocation bearing a later date than the date on the proxy or (ii) duly executing a proxy dated a later date than the earlier proxy and relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting.

Record Date and Number of Shares Entitled to Vote

The Common Stock is the only authorized and outstanding voting security of the Company. Stockholders of record as of the close of business on February 28, 2006 will be entitled to one vote for each share of Common Stock then held. As of February 28, 2006, the Company had 4,412,964 shares of Common Stock issued and outstanding. The number of issued and outstanding shares excludes 4,715,698 shares held in the treasury of the Company.

Expenses of Soliciting Proxies

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally or by telephone without additional compensation.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of February 28, 2006 (except as noted in the footnotes to the table), the beneficial ownership of: (i) each stockholder known by management to beneficially own more than five percent of the outstanding Common Stock, (ii) each of the executive officers listed in the Summary Compensation Table below (the “Named Officers”) and (iii) all directors, director nominees and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to the shares of Common Stock.

Name and Address (if required)	Amount and Nature of	Percentage of
of Beneficial Owner	Beneficial Ownership	Outstanding Shares

HMN Financial, Inc. Employee Stock Ownership Plan	833,434	18.89%
1016 Civic Center Drive N.W.
Rochester, Minnesota 55901-6057(1)
Jeffrey L. Gendell	421,729	9.56%
Tontine Financial Partners, L.P.
Tontine Management, L.L.C.
Tontine Overseas Associates, L.L.C.
55 Railroad Avenue, 3rd Floor
Greenwich, Connecticut 06830(2)
Dimensional Fund Advisors, Inc.	270,300	6.13%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401(3)
Directors, director nominees and executive officers
Duane D. Benson(4)	18,650	*
Allan R. DeBoer(5)	17,700	*
Jon J. Eberle(6)	13,647	*
Michael J. Fogarty(7)	12,500	*
Timothy R. Geisler(8)	16,566	*
Karen L. Himle(9)	200	*
Dwain C. Jorgensen(10)	61,790	1.40%
Susan K. Kolling(11)	63,567	1.44%
Bradley C. Krehbiel(12)	9,795	*
Malcolm W. McDonald(13)	3,400	*
Michael McNeil(14)	88,557	2.01%
Mahlon C. Schneider(15)	15,200	*
All directors, director nominees and executive officers of the Company as a group (12 persons)(16)	321,572	6.13%

*	Less than 1% Owned

(1)	As reported on a Schedule 13G/A dated February 10, 2006 and filed on February 10, 2006. The amount reported represents shares of Common Stock held by the HMN Financial, Inc. Employee Stock Ownership Plan (the “ESOP”). As reported on a Form 5 dated February 10, 2006 and filed February 10, 2006, 286,018 of the 833,434 shares of Common Stock beneficially owned by the ESOP have been allocated to accounts of participants. First Bankers Trust Services, Inc., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares of Common Stock held by the ESOP. First Bankers Trust expressly disclaims beneficial ownership of such shares. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares of Common Stock allocated to their accounts under the ESOP. Unallocated shares or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares for which instructions have been received from participants.

(2)	As reported on a Schedule 13D/A dated May 28, 2003 and filed on May 30, 2003. Tontine Financial Partners, L.P. (“TFP”) holds shares of Common Stock directly, and Tontine Management, L.L.C. (“TM”) is the general partner to TFP. Tontine Overseas Associates, L.L.C. (“TOA”), is the investment manager to TFP Overseas

Fund, Ltd., which holds shares of Common Stock directly. Mr. Gendell serves as the managing member of TM and TOA.

(3)	As reported on a Schedule 13G/A dated February 6, 2006 Dimensional Fund Advisors, Inc. is an investment adviser. The amount reported represents shares of Common Stock held in various advisory accounts. No such account has an interest relating to more than 5% of the outstanding shares of Common Stock. Dimensional Fund Advisors, Inc. exercises sole voting and dispositive power with respect to all the shares.

(4)	Includes 6,626 shares of Common Stock held directly, 4,250 shares of Common Stock held by Mr. Benson’s spouse and 7,774 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 28, 2006.

(5)	Includes 2,700 shares of Common Stock held directly and 15,000 shares of Common Stock covered by options that are currently exercisable or exercisable within 60 days of February 28, 2006.

(6)	Includes 2,124 shares of Common Stock held directly, 1,722 shares of Common Stock held under the Bank’s 401(k) Plan, 7,374 shares of Common Stock allocated to Mr. Eberle’s account under the Company’s Employee Stock Ownership Plan and 2,427 shares of Common Stock covered by options that are currently exercisable or exercisable within 60 days of February 28, 2006.

(7)	Includes 500 shares of Common Stock held in a fiduciary capacity and 12,000 shares of Common Stock covered by options that are currently exercisable or exercisable within 60 days of February 28, 2006.

(8)	Includes 270 shares of Common Stock held jointly with his spouse, 1,167 shares of Common Stock held by Mr. Geisler’s IRA account, 129 shares of Common Stock held in Mr. Geisler’s spouse’s IRA account and 15,000 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 28, 2006.

(9)	Includes 200 shares of Common Stock held directly.

(10)	Includes 35,491 shares of Common Stock held jointly with his spouse, 3,873 shares of Common Stock held by Mr. Jorgensen’s IRA account, 1,877 shares of Common Stock held by the IRA account of Mr. Jorgensen’s spouse, 3,937 shares of Common Stock under the Bank’s 401(k) Plan, 14,225 shares of Common Stock allocated to Mr. Jorgensen’s account under the Company’s Employee Stock Ownership Plan and 2,387 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 28, 2006.

(11)	Includes 43,318 shares of Common Stock held directly, 11,934 shares of Common Stock allocated to Ms. Kolling’s account under the Company’s Employee Stock Ownership Plan, 5,795 shares of Common Stock held under the Bank’s 401(k) Plan and 2,520 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 28, 2006.

(12)	Includes 2,492 shares of Common Stock held directly, 4,276 shares of Common Stock allocated to Mr. Krehbiel’s account under the Company’s Employee Stock Ownership Plan and 3,027 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 28, 2006.

(13)	Includes 400 shares of Common Stock held directly and 3,000 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 28, 2006.

(14)	Includes 10,982 shares of Common Stock held directly, 10,671 shares of Common Stock held by Mr. McNeil’s IRA account, 7,464 shares of Common Stock allocated to Mr. McNeil’s account under the Company’s Employee Stock Ownership Plan, 6,940 shares held under the Bank’s 401(k) Plan and 52,500 shares of Common Stock covered by options which are currently exercisable or exercisable within 60 days of February 28, 2006.

(15)	Includes 200 shares of Common Stock held directly and 15,000 shares of Common Stock covered by options that are currently exercisable or exercisable within 60 days of February 28, 2006.

(16)	Includes shares of Common Stock held directly, as well as shares of Common Stock held jointly with family members (if such shares are deemed to be beneficially owned by the director or officer), shares of Common Stock held in retirement accounts, shares of Common Stock held by such individuals in their accounts under the Bank’s 401(k) Plan, shares of Common Stock allocated to the ESOP accounts of the group members, shares of Common Stock held in a fiduciary capacity or by certain family members and shares covered by options which are currently exercisable or exercisable within 60 days of February 28, 2006, with respect to which shares the persons included may be deemed to have sole or shared voting and/or investment power.

PROPOSAL I — ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that the Board shall fix the number of directors from time to time. On January 28, 2004, the Board adopted a resolution stating that the Board shall consist of up to nine members. The Board is divided into three classes. The term of three members of the Board will expire at the conclusion of the Meeting. The Board has nominated Messrs. McNeil, Benson and Schneider for election as directors to serve for the terms indicated. They have each been nominated to serve a term to expire at the conclusion of the third succeeding annual meeting of stockholders after their election, with each to hold office until his successor shall have been duly elected and qualified.

It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified in the preceding paragraph. If any nominee is unable to serve, the shares of Common Stock represented by all such proxies will be voted for the election of such substitute as the Board may recommend. At this time, the Board knows of no reason why any of the nominees, if elected, might be unable to serve. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

The business experience of each director and director nominee is set forth below.

Director Nominees

Term Expiring in 2006

Michael McNeil, age 58.  Mr. McNeil has been a director of the Company since 1999, the President of the Company since 2000 and the Chief Executive Officer of the Company since 2004. Mr. McNeil has been the President and Chief Executive Officer of the Bank since January 1999 and a director of the Bank since 1998. From April 1998 through December 1998, Mr. McNeil was the Senior Vice President Business Development of the Bank. Prior to joining the Bank, Mr. McNeil was the President and a director of Stearns Bank, N.A. in St. Cloud, Minnesota from 1991 until 1998.

Duane D. Benson, age 60.  Mr. Benson has been a director of the Company since 1997. Since 2003, Mr. Benson has served as an independent business consultant and since October 2005, Mr. Benson has also been the executive director of Minnesota Early Learning Foundation, an early childhood care and education foundation. From 1994 to 2003, Mr. Benson was the executive director of the Minnesota Business Partnership, a non-profit public policy foundation comprised of 105 member companies. Mr. Benson’s primary responsibilities included the management of governmental and public affairs for that organization. Mr. Benson served as a member of the Minnesota Legislature for 14 years prior to assuming his duties at the Minnesota Business Partnership.

Mahlon C. Schneider, age 66.  Mr. Schneider has been a director of the Company since 2000. From 1999 until his retirement in 2004, Mr. Schneider was Senior Vice President External Affairs and General Counsel of Hormel Foods Corporation, a multinational manufacturer and marketer of consumer-branded meat and food products. From 1990 to 1999, Mr. Schneider was the Vice President and General Counsel of Hormel Foods Corporation. Since 2003, he has been a director of the Hormel Foundation, a charitable trust.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

Directors continuing in office after Annual Meeting

Term Expiring in 2007

Michael J. Fogarty, age 67.  Mr. Fogarty has been a director of the Company since 2002. For over 20 years, Mr. Fogarty has been an insurance agent with C.O. Brown Agency, Inc., an insurance agency located in Rochester, Minnesota. He also currently serves as Chairman of the Board for C.O. Brown Agency, Inc.

Susan K. Kolling, age 54.  Ms. Kolling has been a director of the Company since 2001. Ms. Kolling served as a Vice President of the Bank from 1992 to 1994 and has served as a Senior Vice President of the Bank since 1995. In addition, from 1997 to 2003, Ms. Kolling was an owner of Kolling Family Corp. which is doing business as Valley Home Improvement, a retail lumber yard. Ms. Kolling became a director of Kolling Family Corp. in 2004.

Malcolm W. McDonald, age 69.  Mr. McDonald has been a director of the Company since 2004. From 1977 until his retirement in 2002, he served as a director and Senior Vice President of Space Center, Inc., an industrial real estate firm located in St. Paul, Minnesota. He also served as Vice President of First National Bank of St. Paul from 1960 to 1977. Mr. McDonald is a director of several private companies and a director or trustee of several nonprofit organizations.

Term Expiring in 2008

Timothy R. Geisler, age 54.  Mr. Geisler has been chairman of the Board since 2001, and has been a director of the Company since 1996. He is currently a unit manager for Mayo Foundation and had previously been corporate tax unit manager for Mayo Foundation from 1986 to 2000. Mr. Geisler has been a certified public accountant since 1976 and has had eight years of public accounting experience with a major public accounting firm. Mayo Foundation provides medical care and education in clinical medicine and medical sciences and conducts medical research through hospitals and clinics in Rochester, Minnesota; Jacksonville, Florida; Scottsdale, Arizona and other cities in the United States.

Allan R. DeBoer, age 63.  Mr. DeBoer has been a director of the Company since 1999. From 1988 until his retirement in 2001, Mr. DeBoer was the Chief Executive Officer of RCS of Rochester, Inc., which does business as Rochester Cheese/Valley Cheese, a cheese processing company. Since 2002, Mr. DeBoer has practiced law and served as an independent business consultant.

Karen L. Himle, age 50.  Ms. Himle has been a director of the Company since 2005. From 2004 to January 2006 she served as the Executive Vice President of Children’s Hospitals and Clinics of Minnesota (“Children’s”), an independent, not-for-profit health care system, and President of Children’s Hospitals and Clinics Foundation, the fundraising arm of Children’s. From 2002 to 2004, Ms. Himle served as an independent consultant. From 1985 to 2002, she held various positions, including Senior Vice President Corporate and Government Affairs, at The St. Paul Companies, Inc., a worldwide provider of commercial property-liability insurance and reinsurance products and services. Ms. Himle serves on various other boards and commissions including the Minneapolis Club, Minnesota Chamber of Commerce, Minnesota Opera, Minnesota Orchestral Association, and the Commission on Judicial Selection.

Directors Emeritus

In 1996, the Board of the Company established a directors emeritus program. Any retiring director who has served as a director of the Company or the Bank for 12 or more years could have been invited by the Board to be a director emeritus. Directors that retire or leave the Board after May 1, 2004 will not be offered the opportunity to participate in the emeritus program and it will cease to exist after the remaining terms of the current directors emeritus expire. A director emeritus attends and participates in regular meetings of the Board, but may not vote. Directors emeritus may not serve for more than five years. In consideration for serving as a director emeritus, such individual is paid a fee equal to the fee received by non-employee directors during such individual’s last year of service to the Company or the Bank (excluding any fees paid for serving on any committee of the Board of the Company or the Bank). M.F. Schumann began serving as a director emeritus during 2001 and Roger P. Weise has served as a director emeritus since 2004.

Board Meetings and Committees

Board and Committee Meetings of the Company.  The Board held eight meetings during the year ended December 31, 2005. No incumbent director attended fewer than 75% of the total number of meetings held by the Board and by all committees of the Board on which the director served during the year. The Board has determined that each of Messrs. Geisler, Benson, DeBoer, Fogarty, McDonald and Schneider and Ms. Himle has no material relationship with the Company other than service as a director (either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company) and is independent within the meaning of applicable NASDAQ listing standards.

The Board has standing Audit, Compensation, Executive and Governance and Nominating Committees.

Audit Committee.  The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 4350(d)(2) of the NASDAQ Marketplace Rules. The Audit Committee oversees the Company’s financial reporting process by, among other things, reviewing and reassessing the Audit Committee Charter annually, recommending and taking action to oversee the independence of the independent accountants and selecting and appointing the independent registered public accounting firm. The Audit Committee consists of Messrs. Benson, DeBoer, Fogarty, Geisler (Chairman), McDonald and Schneider and Ms. Himle. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in the applicable NASDAQ listing standards and regulations of the Securities and Exchange Commission and all members are financially literate as required by the applicable NASDAQ listing standards. In addition, the Board has determined that Mr. Geisler has the financial experience required by the applicable NASDAQ listing standards and is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which was amended and restated on January 28, 2004 and is available on the Company’s website at www.hmnf.com. The Audit Committee reviewed the Audit Committee Charter on January 24, 2006 and recommended no changes to the Board. This committee met five times during 2005.

Compensation Committee.  The Compensation Committee reviews and reports to the Board on matters concerning compensation plans and the compensation of certain executives as well as administers the Company’s 2001 Omnibus Stock Plan (the “Omnibus Plan”) The current members of the Compensation Committee are Messrs. Benson, DeBoer (Chairman), Fogarty and Schneider, and Ms. Himle. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in the applicable NASDAQ listing standards. The responsibilities of Compensation Committee are set forth in the Compensation Committee Charter, which was adopted by the Board on January 28, 2004 and was amended by the Board on January 24, 2006. The Compensation Committee Charter, as amended, is available on the Company’s website at www.hmnf.com. This committee met six times during 2005.

Governance and Nominating Committee.  The Governance and Nominating Committee selects candidates as nominees for election as directors and advises and makes recommendations to the Board on other matters concerning directorship and corporate governance practices, including succession plans for the Company’s executive officers. The current members of the Governance and Nominating Committee are Messrs. Benson, DeBoer, McDonald and Schneider (Chairman) and Ms. Himle. The Board has determined that all members of the Governance and Nominating Committee are “independent” as that term is defined in the applicable NASDAQ listing standards. The responsibilities of the Governance and Nominating Committee are set forth in the Governance and Nominating Committee Charter, which was adopted by the Board on January 28, 2004 and is available on the Company’s website at www.hmnf.com. The Governance and Nominating Committee reviewed the Governance and Nominating Committee Charter on January 24, 2006 and recommended no changes to the Board. This committee met seven times during 2005.

Executive Committee.  The Executive Committee of the Company acts on issues arising between regular Board meetings. The Executive Committee possesses the powers of the full Board between meetings of the Board. The Executive Committee is currently comprised of Messrs. Geisler and McNeil and Ms. Kolling. Messrs. Benson, DeBoer, Fogarty and Schneider serve as alternates on this committee. The Executive Committee did not meet during 2005.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics. This code is available on the Company’s website at www.hmnf.com.

Stockholder Communication with the Board

The Board provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send written communications to the Board or any of the directors c/o Chief Financial Officer, HMN Financial, Inc., 1016 Civic Center Drive, Rochester, Minnesota 55901-6057. All communications will be compiled by the Chief Financial Officer and submitted to the Board or the individual directors on a periodic basis. Communications directed to the Board in general will be forwarded to the appropriate director(s) to address the matter.

Director Attendance at Annual Meetings

Directors are expected to attend the annual meeting of stockholders. In 2005, eight directors attended the Company’s annual meeting of stockholders.

Procedures Regarding Director Candidates Recommended by Stockholders

The Governance and Nominating Committee will consider director candidates recommended by stockholders of the Company if the recommended director candidate would be eligible to serve as a director under the Company’s By-laws. The Company’s By-laws require that directors have their primary domicile in a county where the Bank has a full service branch. This requirement may be waived by a majority of the Board so long as a majority of the directors currently serving on the Board have their primary residence in a county where the Bank has a full service branch.

In order to be considered by the Governance and Nominating Committee, a stockholder recommendation of a director candidate must set forth all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

The Governance and Nominating Committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates. This consideration will include an assessment of each candidate’s experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board. Each candidate will be evaluated in the context of the Board as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the business and represent stockholder interest through the exercise of sound judgment based on a diversity of experience.

Rather than recommending director candidates to the Governance and Nominating Committee, stockholders may directly nominate a person for election to the Board by complying with the procedures set forth in the Company’s By-laws, any applicable rules and regulations of the Securities and Exchange Commission and any applicable laws. For more information regarding the submission of stockholder nominations of director candidates, please refer to the section entitled “Stockholder Proposals.”

Compensation Committee Interlocks and Insider Participation

During 2005, the Company’s Compensation Committee was comprised of Messrs. Benson, Schneider, Fogarty and DeBoer (Chairman) and Ms. Himle. None of the members is an executive officer, employee or former employee of the Company, and no interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company.

Director Compensation

All directors of the Company also serve as directors of the Bank. During 2005, members of the Board of the Company and the Bank were paid the following fees for their services:

	Description of Fees
	Chairman	Non-	Chairman of	Other
	of	employee	the Audit	Committee
	the Board	Directors	Committee	Chairs

The Company and the Bank:
Monthly fee	$3,333	$1,250	—	—
Board meeting attendance fee	$1,000	$500	—	—
Audit Committee attendance fee	—	$500	$1,000	—
Other committees of the Board attendance fee	—	$300	—	$600

For 2006, the only anticipated change to the fees paid to directors is an increase to the Audit Committee Chair fee of $500 per meeting and an increase in the Other Committee Chairs fees of $300 per meeting.

The Company allows each member of the Board to elect to defer receipt of his or her fees until January 30 of the calendar year immediately following the date in which such member ceases to serve as a member of the Board. Deferred fees to be paid following a director’s service are to be paid over a yearly period not to exceed ten years. The deferred fees earn interest at an interest rate equal to the Bank’s cost of funds on November 30 of each year in which the fee is deferred. A director who is an officer or employee of the Company or the Bank receives no separate compensation for services as a director of the Company or the Bank.

Report of the Audit Committee

The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2005 with the Company’s management; (ii) discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (iii) received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) has discussed with the Company’s independent registered public accounting firm their independence. Based on the review and discussions with management and the Company’s independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and filed with the Securities and Exchange Commission.

The Audit Committee

Duane D. Benson
Allan R. DeBoer
Michael J. Fogarty
Timothy R. Geisler
Karen L. Himle
Malcolm W. McDonald
Mahlon C. Schneider

Independent Auditor Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2004 and 2005, and fees for other services rendered by KPMG LLP relating to such fiscal years.

Description of Fees	2005	2004

Audit Fees(1)	$164,500	$160,500
Audit-Related Fees(2)	8,500	8,000

Total Audit and Audit-Related Fees	173,000	168,500
Tax Fees:
Tax Compliance Fees(3)	0	33,800
Tax Consultation and Advice Fees(4)	0	8,500

Total Tax Fees	0	42,300
All Other Fees(5)	0	5,000

Total	$173,000	$215,800

(1)	Audit fees in 2004 and 2005 consisted of the annual audit and quarterly reviews of the Company’s consolidated financial statements, statutory audit, audit of internal controls over financial reporting and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)	Audit-related fees in 2004 and 2005 consisted of employee benefit plan audits.

(3)	Tax compliance fees in 2004 consisted of preparation of federal and state income tax returns.

(4)	Tax consultation and advice fees in 2004 consisted primarily of tax planning and other tax related assistance. In January 2005, the Company engaged the accounting firm of RSM McGladrey, Inc. to provide tax compliance and tax consultation to the Company.

(5)	All other fees in 2004 consisted primarily of information security consulting advice.

Approval of Independent Auditor Services and Fees

The Audit Committee pre-approved 100% of the services provided by KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has determined that the provision of the above non-audit services was compatible with maintaining the independence of the Company’s independent registered public accounting firm.

The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to approve annually all audit services and, on a case-by-case basis, recurring permissible non-audit services to be provided by the independent registered public accounting firm during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis. Pursuant to a policy adopted by the Audit Committee, Mr. Geisler, the Chair of the Audit Committee, is authorized to pre-approve certain limited non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. In 2004, he pre-approved $8,500 of services performed by KPMG, LLP that were subsequently ratified by the entire committee.

EXECUTIVE COMPENSATION

The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to these officers until it becomes actively involved in the operation or acquisition of businesses other than the Bank. The following table sets forth the compensation paid or accrued by the Bank during the fiscal years indicated for services rendered by the Named Officers.

SUMMARY COMPENSATION TABLE

		Annual
		Compensation(1)		Long Term Compensation
				Restricted	Securities
				Stock	Underlying	All Other
				Awards	Options	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($) (2)	(#) (3)	($) (4)

Michael McNeil,	2005	295,833	160,150	83,700	—	36,273
President and Chief	2004	250,000	120,150	74,425	—	42,161
Executive Officer	2003	200,000	100,200	—	5,000	22,512
Jon J. Eberle	2005	117,500	31,400	34,829	—	20,498
Senior Vice President, Chief	2004	100,000	25,250	26,065	—	22,690
Financial Officer and Treasurer	2003	89,267	9,650	—	3,640	10,735
Dwain C. Jorgensen,	2005	102,744	25,836	28,352	—	17,705
Senior Vice President,	2004	98,793	25,150	25,480	—	27,651
Operations	2003	95,000	9,650	—	3,580	11,561
Susan K. Kolling,	2005	107,112	26,938	29,558	—	18,212
Senior Vice President,	2004	104,300	26,500	26,585	—	27,665
Branch Coordinator	2003	108,289	10,150	—	3,780	12,289
Bradley C. Krehbiel	2005	135,192	33,950	40,188	—	26,200
Executive Vice President,	2004	126,458	31,450	33,540	—	28,418
Business, Banking	2003	100,000	30,200	—	4,540	15,874

(1)	During 2005, 2004 and 2003, none of Messrs. McNeil, Eberle, Jorgensen or Krehbiel or Ms. Kolling received benefits or perquisites from the Company that, in the aggregate, exceeded 10% of their salary and bonus or $50,000.

(2)	For 2005, Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling received a grant of 2,583, 1,083, 882, 1,250 and 919 shares respectively, of restricted stock under the Omnibus Plan on January 24, 2006 and January 26, 2006 (McNeil) for retention purposes in 2006, 2007 and 2008. The closing price of the Common Stock on the NASDAQ National Market on January 24, 2006 and January 26, 2006 was $32.15 and $32.40 per share, respectively. One-third of these restricted shares vest on the anniversary of the grant date in each of 2007, 2008 and 2009.

As of December 31, 2005, Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling held 2,290, 802, 784, 1,032 and 818 shares, respectively, of restricted stock valued at $67,555, $23,659, $23,128, $30,444 and $24,131, respectively, based on the closing price of the Common Stock on the NASDAQ National Market on December 30, 2005, the last day of trading in 2005, of $29.50 per share.

(3)	For 2003, Mr. McNeil received a grant of options on February 13, 2004, as a part of a 2003 bonus with an exercise price of $27.64, the average price per share of Common Stock on the NASDAQ National Market on February 13, 2004. One-half of these options vested on February 13, 2006, with the remaining options vesting in two equal installments on February 13, 2007 and 2008.

Messrs. Eberle, Jorgensen and Krehbiel and Ms. Kolling also received a grant of options on March 3, 2004, as part of a 2003 bonus with an exercise price of $27.66, the average price per share of Common Stock on the NASDAQ National Market on March 3, 2004. Two-thirds of these options vested on March 3, 2006, with the remaining one-third vesting on March 3, 2007.

(4)	The amounts for 2005 include (a) contributions by the Bank in the amount of $4,458, $2,347, $2,827, $2,350 and $2,668 to the accounts of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively, under the Bank’s 401(k) Plan, (b) $24,319, $16,853, $14,776, $19,354 and $15,433, the value of shares of Common Stock allocated to the ESOP accounts of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively, based on a market value of $29.50 per share of Common Stock on December 31, 2005 and (c) life insurance premiums in the amount of $230, $144, $102, $165 and $111 paid by the Company for the benefit of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively.

The amounts for 2004 include (a) contributions by the Bank in the amount of $3,969, $2,179, $2,462, $2,169 and $2,602 to the accounts of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively, under the Bank’s 401(k) Plan, (b) $30,033, $19,338, $25,101, $21,767 and $24,966, the value of shares of Common Stock allocated to the ESOP accounts of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively, based on a market value of $32.99 per share of Common Stock on December 31, 2004 and (c) life insurance premiums in the amount of $360, $90, $88, $144 and $98 paid by the Company for the benefit of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively.

The amounts for 2003 include (a) contributions by the Bank in the amount of $3,052, $1,850, $2,207, $2,013 and $1,515 to the accounts of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively, under the Bank’s 401(k) Plan, (b) $19,052, $8,804, $9,160, $10,213 and $10,570, the value of shares of Common Stock allocated to the ESOP accounts of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively, based on a market value of $24.29 per share of Common Stock on December 31, 2003 and (c) life insurance premiums in the amount of $408, $194, $194, $204 and $204 paid by the Company for the benefit of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling, respectively.

Stock Options

The following tables summarize stock option grants to and exercises by the Named Officers during 2005 and certain other information relative to these options:

AGGREGATED OPTION/SAR EXERCISES IN 2005 AND YEAR-END OPTION VALUES

					Value of Unexercised
	Shares		Number of Securities Underlying Unexercised		In-The-Money Options
	Acquired on	Value Realized	Options at Fiscal Year-End (#)		at Fiscal Year-End ($) (2)
Name	Exercise (#)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael McNeil	—	—	51,250	30,066	902,325	358,820
Jon J. Eberle	—	—	1,213	12,280	2,232	136,200
Dwain C. Jorgensen	—	—	1,193	14,887	2,195	171,517
Susan K. Kolling	—	—	1,260	11,709	2,318	127,494
Bradley C. Krehbiel	—	—	1,513	14,869	2,784	163,897

(1)	Represents market value of underlying securities on date of exercise less exercise price.

(2)	Represents market value of underlying securities at year end of $29.50 per share based on the closing price of the Common Stock on the NASDAQ National Market on December 30, 2005, the last day of trading in 2005, less the exercise price.

Employment Agreement and Change-In-Control Agreements

The Bank and the Company have entered into an employment agreement with Mr. McNeil dated as of January 1, 2002. The agreement is designed to assist the Company and the Bank in maintaining stable and competent management. The agreement provides for an initial base salary of $200,000 but is subject to a potential annual upward adjustment based on a review of Mr. McNeil’s performance by the Compensation Committee of the Board. Mr. McNeil’s current base salary is $310,000. The agreement had an initial term of three years. On April 30 of each year, the term automatically extends for a period of twelve months in addition to the then-remaining term of employment, unless any party to the agreement gives contrary written notice or under certain other circumstances. The current term of the agreement extends through December 31, 2007. The agreement will terminate upon Mr. McNeil’s death or disability, and Mr. McNeil may terminate the agreement upon notice to the Company or the Bank. In addition, the agreement may be suspended or terminated for certain regulatory reasons related to the

Federal Deposit Insurance Act. In the event that Mr. McNeil terminates his employment for “good reason” or his employment is terminated by the Company or Bank, other than for cause, or by reason of his disability, he will continue to receive his salary and a reimbursement for the cost of premiums to maintain the same level of health insurance coverage as he was receiving before the date of termination through the remaining term of the agreement, unless he receives payment under his change-in-control agreement described below. “Good reason” includes an uncured material breach of the employment agreement by the Company or the Bank, a relocation of Mr. McNeil or a material reduction in base salary, perquisites or benefits that is not a result of a generally applicable reduction. The agreement also provides, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel.

Mr. McNeil entered into a change-in-control agreement with the Bank as of March 1, 2004. The agreement expires on March 31, 2006, but it provides for an automatic extension from year to year thereafter unless either applicable party gives notice of termination. Each of Messrs. Eberle, Krehbiel and Jorgensen and Ms. Kolling entered into a change-in-control agreement with the Bank as of May 7, 2004. The agreements expire on August 28, 2006, but they provide for an automatic extension for one year and from year to year thereafter unless either applicable party gives notice of termination. These agreements are designed to assist the Company and the Bank in maintaining a stable and competent management team. In the event that employment with the Company or the Bank is terminated in connection with certain change of control events or the employee voluntarily terminates employment (under certain circumstances) in connection with such events, the agreements provide for a cash payment equal to a percentage of the employee’s annual average base salary. Mr. McNeil is entitled to receive a cash payment equal to 299% of his annual average base salary. Messrs. Eberle, Jorgensen and Krehbiel and Ms. Kolling are entitled to receive a cash payment equal to 200% of their respective annual average base salaries. With respect to Mr. McNeil, the amount is in addition to the payment of his salary for the remainder of the term of his employment pursuant to his employment agreement. These agreements also provide that the employees may participate in the health, disability and life insurance plans and programs that the employees were entitled immediately prior to such termination. The amounts payable pursuant to these agreements will be reduced by the amount of any severance pay that the employees receive from the Bank, its subsidiaries or its successors. Based on their average salaries over the past five years, if the employment of Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling had been terminated as of December 31, 2005 under circumstances giving rise to the salary payment described above, such individuals would have been entitled to receive maximum lump-sum cash payments of approximately $685,208, $186,126, $194,615, $216,584 and $186,878, respectively.

Pension Plan

The Bank’s employees are included in the Financial Institutions Retirement Fund, a multi-employer comprehensive pension plan (the “Pension Plan”). This non-contributory defined benefit retirement plan covers all employees who have met minimum service requirements. Employees become 100% vested in the Pension Plan after five years of eligible service (as defined in the Pension Plan). The Bank’s policy is to fund the maximum amount that can be deducted for federal income tax purposes. In 2005, a contribution in the amount of $205,744 was made to the Pension Plan. On September 1, 2002, benefits for the all of Bank’s existing participants under the Pension Plan were frozen, and as a result, no additional benefits will be earned after that date. In addition, the Bank no longer offered enrollment in the Pension Plan for its employees as of September 1, 2002. When Messrs. McNeil, Eberle, Jorgensen and Krehbiel and Ms. Kolling retire, they will be entitled to annual payments of $5,667, $4,141, $28,247, $2,567 and $23,779, respectively.

Compensation Committee Report on Executive Compensation

Compensation Policy.  The Compensation Committee of the Company has designed the compensation for the executive officers in order to attract and retain individuals who have the skills, experience and work ethic to provide a coordinated work force that will effectively and efficiently carry out the policies adopted by the Board and to manage the Company and its subsidiaries to meet the Company’s mission, goals and objectives.

To determine the compensation for the executive officers of the Company, the Compensation Committee (i) reviews the actual financial performance of the Bank over the most recently completed fiscal year (principally net income, return on equity, general and administrative expense, CAMELS rating (a bank regulatory evaluation tool), compliance rating and quality of assets) compared to Bank’s expected results and the results at comparable companies within the banking industry, and (ii) compares the responsibilities and performance of each individual executive officer and the compensation levels of such persons with the compensation of persons with similar responsibilities at other comparable companies within the banking industry. The Compensation Committee evaluates all factors subjectively in the sense that they do not attempt to tie any factors to a specific level of compensation.

Benefits.  All employees and executive officers participate on an equal, nondiscriminatory basis in the Bank’s medical insurance plan, medical reimbursement plan, childcare plan, long-term disability plan and group life insurance plan. The Bank also provides to all employees and executive officers on a nondiscriminatory basis participation in a 401(k) Plan, the ESOP, and the Pension Plan until the benefits relating to all Bank employees were frozen as of September 1, 2002. As a result of the freezing of the pension plan benefits, employees may no longer enroll in the Pension Plan. Nondiscretionary cash bonuses (up to a maximum of $150) are awarded annually to all employees based upon years of service, with an additional nondiscretionary cash bonus awarded to employees every five years of service. Messrs. McNeil and Krehbiel also are provided with use of a Company car and Mr. McNeil is provided with a country club membership and is reimbursed for certain travel expenses.

In addition, executive officers are provided an opportunity to earn a bonus to be paid in cash and/or through the grant of restricted stock. With respect to the President and Chief Executive Officer, a portion of the bonus is determined in accordance with the Company’s consolidated earnings in relation to its annual budget set by the Board, and the other portion is determined in relation to certain non-quantitative strategic goals for the President and Chief Executive Officer as set forth at the beginning of the year. In 2005, the President and Chief Executive Officer was eligible to receive a bonus of up to $150,000 for attaining the earnings goals and up to $25,000 for attaining the non-quantitative strategic goals and the portion of the bonus awarded for achieving these specified goals was $150,000 for achieving the earnings goals and $10,000 for attaining the non-quantitative strategic goals. In 2006, the President and Chief Executive Officer is eligible to receive a bonus of up to $200,000 for attaining the earnings goals. The Compensation Committee awarded other executives and certain other officers discretionary bonuses in 2005 based upon the individuals’ and Company’s consolidated performance during 2005.

Omnibus Plan.  The Omnibus Plan was designed to reward Board members and the Company’s management for the future long term performance of the Company, based on the responsibilities of the Board and of the executive officers and other senior managers to manage the Bank and the Company. Messrs. McNeil, Eberle, Jorgensen and Krehbiel, and Ms. Kolling received restricted stock grants in 2006 for 2,583, 1,083, 882, 1,250 and 919 shares of Common Stock, respectively, under the Omnibus Plan. One-third of the shares vest on each of the first three anniversaries of the date of grant.

Report on Chief Executive Officer Compensation.  The President and Chief Executive Officer’s compensation was based on the same factors as those applied to all employees and executive officers. Except for the bonus mentioned above, there were no special bonus programs designed especially for the President and Chief Executive Officer or any other executive officer. In 2005, the Company’s consolidated earnings were in line with its annual financial goals and, as a result, the executive officers received 100% of the maximum potential bonus amount. As shown in the table set forth under “Security Ownership of Management and Certain Beneficial Owners,” the President and Chief Executive Officer holds an interest in the Company’s Common Stock. It is the philosophy of the Compensation Committee that part of the financial rewards and incentives for the executive officers come from increases in the value of the Company’s Common Stock. Other financial rewards for executive officers are based on individual and Company performance and financial results. The Compensation Committee plans to follow the same philosophy in the compensation of the Chief Executive Officer.

The Compensation Committee

Duane D. Benson
Allan R. DeBoer
Michael J. Fogarty
Karen L. Himle
Mahlon C. Schneider

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

The following graph compares the total cumulative stockholders’ return on the Company’s Common Stock to the NASDAQ U.S. Stock Index (“NASDAQ Composite”), which includes all NASDAQ traded stocks of U.S. companies, and the SNL Securities Midwest Thrift Index (the “HMN Financial Peer Group”), which includes publicly traded financial institutions located in selected Midwestern states with assets of $500 million to $1 billion, for the period of December 31, 2000 through December 31, 2005. Those Midwestern states include Illinois, Indiana, Iowa, Kentucky, Minnesota, Missouri, Ohio and South Dakota. The graph assumes that $100 was invested on December 31, 2000 and that all dividends were reinvested.

	Period Ended
	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
HMN Financial, Inc.	$100.00	$122.68	$138.65	$207.97	$291.18	$268.15
NASDAQ Composite	$100.00	$79.18	$54.44	$82.09	$89.59	$91.54
HMN Financial Peer Group	$100.00	$124.30	$149.79	$196.26	$214.95	$212.67

Certain Transactions

The Bank follows a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. The rate charged on mortgage loans is generally equal to the then current rate offered to the general public, although certain fees are reduced or waived. The employee rate charged on consumer loans is generally 1% below the then current rate offered to the general public. At December 31, 2005, the aggregate amount of the Bank’s loans to directors, executive officers, affiliates of directors or executive officers, and employees was approximately $595,250 or .66% of the Company’s stockholders’ equity. All of these loans were current at December 31, 2005. All of the loans to directors and executive officers (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons, except for the employee interest rate, fee reduction or fee waiver and (c) did not involve more than the normal risk of collectibility or other unfavorable features.

PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board has appointed KPMG LLP, independent accountants, to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 subject to ratification by the stockholders. KPMG LLP has audited the financial statements of the Company or the Bank since 1966. Representatives of KPMG LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

In connection with the engagement of KPMG LLP, the Company entered into an engagement agreement with KPMG LLP that sets forth the terms pursuant to which KPMG LLP will perform its audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

While it is not required to do so, the Audit Committee is submitting the appointment of that firm for ratification in order to ascertain the view of stockholders. If the stockholders do not ratify the appointment, the Audit Committee will review the appointment.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2007 Annual Meeting of Stockholders and Nomination of Directors

In order to be eligible for inclusion in the Company’s proxy materials for the 2007 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s main office located at 1016 Civic Center Drive N.W., Rochester, Minnesota 55901-6057, no later than November 20, 2006. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

Under the Company’s By-laws, certain procedures are provided that a stockholder must follow to introduce an item of business at an annual meeting of or stockholders to nominate persons for election as directors. These procedures provide, generally, that stockholders desiring to bring a proper subject of business before the meeting, or to make nominations for directors, must do so by a written notice received not later than 90 days in advance of such meeting (or if the Company does not publicly announce its annual meeting date 100 days in advance of the meeting date, by the close of business on the 10th day following the day on which notice of the meeting is mailed to stockholders or publicly made) by the Secretary of the Company containing the name and address of the stockholder as they appear on the Company’s books and the class and number of shares owned by the stockholder. If the notice relates to an item of business it also must include a representation that the stockholder intends to appear in person or by proxy at the meeting. Notice of an item of business shall include a brief description of the proposed business and a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of such stockholder in such business. If the notice relates to a nomination for director, it must set forth the name and address of any nominee(s), such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board, and the consent of each nominee to be named in the proxy statement and to serve.

The chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company’s By-laws are available from the Secretary of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s directors and executive officers, all Section 16(a) filing requirements were met for the year ended December 31, 2005.

ADDITIONAL INFORMATION

The Company is furnishing its Annual Report, including financial statements, for the year ended December 31, 2005 to each stockholder with this Proxy Statement.

Stockholders who wish to obtain an additional copy of our Annual Report for the year ended December 31, 2005 may do so without charge by writing to Chief Financial Officer, 1016 Civic Center Drive N.W., Rochester, Minnesota 55901-6057.

By Order of the Board of Directors

Cindy K. Hamlin
Secretary

Dated: March 20, 2006

COMPANY #

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ★★★ EASY ★★★ IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 24, 2006.
- Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to **HMN Financial, Inc.,** c/o Shareowner Services[SM], P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors: 01 Michael McNeil; 02 Duane D. Benson; 03 Mahlon C. Schneider ☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) ☐

2. The ratification of the appointment of KPMG LLP as the auditors of the Company for the fiscal year ending December 31, 2006. ☐ For ☐ Against ☐ Abstain

3. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting, or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date ______________________

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.